UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): September 16, 2008
Metro One Telecommunications, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
11220 Murray Scholls Place Beaverton, Oregon 97007
(Address of principal executive offices)
(503) 643-9500
(Registrant’s telephone number, including area code)
Not applicable (Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2008, Metro One Telecommunications, Inc. (the “Company”) notified the NASDAQ Listing Qualifications Panel (the “Panel”) that it was withdrawing its appeal of the July 25, 2008 Nasdaq staff determination that the Company had not presented a definitive plan evidencing its ability to achieve compliance with the requirements for continued listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 4310(c)(3) (the “Equity Rule”). The stated basis for the Company’s non-compliance with the Equity Rule is that the Company’s stockholders’ equity of ($1,115,000) reported on its Form 10-Q for the period ended June 30, 2008 does not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on The Nasdaq Capital Market, as set forth in the Equity Rule.

By letter dated September 17, 2008, the Nasdaq Office of General Counsel, Hearings, confirmed receipt of the Company’s withdrawal of its appeal before the Panel and indicated the Company’s shares will be suspended from trading effective at the open of business on Friday, September 19, 2008, and subsequently delisted.

The Company has been advised that a market maker’s Form 211 application to quote the Company’s stock on the OTC Bulletin BoardTM (the "OTCBB") has been cleared. As a result, quotations and trading in the Company’s common stock can begin on the OTCBB on Friday, September 19, 2008.

On September 19, 2008, the Company issued a press release announcing the suspension of trading in its common stock on The Nasdaq Capital Market and quotation of its shares on the OTCBB. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report on Form 8-K:

Exhibit No.	Name of Exhibit
99.1	Press release dated September 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.
Date: September 19, 2008	By:	/s/ William Hergenhan
William Hergenhan, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Press release dated September 19, 2008.

-2-